Exhibit 16.1

June 27, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by the Graftech International Ltd. UCAR Carbon Savings Plan which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Savings Plan’s Form 8-K report dated June 27, 2006. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ Siegfried & Schieffer, LLC

Siegfried & Schieffer, LLC